Exhibit 99.1

Iron Mountain Reports First Quarter 2014 Financial Results

First Quarter Performance Driven by Strong Constant Dollar Storage Rental Growth

Core Acquisition Activity Supports Future Growth

BOSTON--(BUSINESS WIRE)--May 1, 2014--Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company announces financial and operating results for the first quarter of 2014.

  Total reported revenues were $770 million, compared with $747 million in 2013. On a constant dollar (C$) basis, total revenue growth was 4.7%, reflecting solid storage rental revenue gains of 5.3% and service revenue growth of 3.8%.
  Adjusted OIBDA was $229 million, compared with $227 million in 2013.
  Adjusted EPS was $0.26 per share ($0.22 per share on a GAAP basis), compared with $0.27 per share ($0.10 per share on a GAAP basis), in 2013.

Reconciliations of supplemental non-GAAP measures to GAAP measures may be found in Appendix A or by visiting the Investor Relations page at www.ironmountain.com under “Supplemental Data.”

“Our first quarter results reflect the durability of our storage rental business and our continued focus on preserving and extending that durability. During the quarter we closed on acquisitions in both developed and emerging markets, maintained our high profitability and delivered solid financial and operating results in line with our expectations,” said William L. Meaney, Iron Mountain’s president and chief executive officer. “We continued to execute on the key pillars of our strategic plan – getting more from our developed markets, extending our reach into emerging markets and capitalizing on emerging business opportunities – and believe our approach will continue to deliver consistent, long-term growth with low volatility and attractive stockholder returns.”

First quarter C$ total storage rental growth reflected strong increases of 12.7% in the company’s International business and growth in the North American Records and Information Management (RIM) and Data Management (DM) segments of 3.0% and 2.8%, respectively. “We are pleased with the performance of the business in the first quarter, as we made progress on integration of acquisitions completed in late 2013 and are beginning to see the benefits of our organizational realignment,” Meaney said.

Since the beginning of 2014, the company has invested more than $60 million in five international storage related businesses and acquired the records inventory of five document storage companies in the United States for an additional $5 million. The international transactions include three deals in Turkey and Poland, which enhanced the company’s leadership position in these emerging markets, and the acquisition of a leading provider of offsite data storage and data protection services in Australia. “These transactions are consistent with our plan to extend our market leadership, support long-term growth and solid returns, and capture a significant amount of un-vended records storage,” Meaney said.

Operations Review

Operating performance for the quarter was in line with expectations, with consistent C$ storage rental revenue growth of 5.3% and service revenue growth of 3.8%. Internal storage rental growth for the quarter was 1.4%, driven by 5.2% gains in the International business and 2.3% internal growth in the North American DM segment, partially offset by flat internal growth in the North American RIM segment. Foreign currency rate changes reduced reported storage rental revenue growth rates by approximately 1.4% for the quarter.

Global records management volume grew by 6.7% on a year-over-year basis, supported by solid 15.2% volume increases in the International business, driven by strong growth from both emerging and developed markets as well as recent acquisitions. Net pricing in North America increased by 0.8% compared with the year-ago period.

As the company has previously noted, service revenues reflect a trend toward reduced retrieval/re-file activity and related transportation revenues; however, this rate of decline has begun to moderate in recent periods. First quarter internal service revenue declined 0.7% compared with the prior-year period. C$ service revenue growth was 3.8%, driven by recent acquisitions with related new incoming volume and transportation fees, growth in imaging projects and an increase in shredding volume with related growth in revenue from paper recycling, offset somewhat by lower recycled paper pricing when compared with prior year averages.

Financial Review

Adjusted OIBDA margins for the first quarter of 2014 decreased by 80 basis points to 29.7%, compared with the first quarter of 2013, primarily due to the recognition of $2.4 million of charges related to the 2013 organizational realignment and $3.5 million for the insurance deductible charge related to the recent fire in Argentina. First quarter Adjusted OIBDA margins in the North American RIM segment remained strong at 37.5%. North American DM Adjusted OIBDA margins were 56.1%, down from the same period in 2013 due to declines in service activity levels as the business becomes more archival in nature. The International business continued to deliver profitability on a portfolio basis in line with the company’s mid-20% target, with Adjusted OIBDA margins of 26.2% for the first quarter.

Free Cash Flow (FCF) for the first quarter before acquisitions, real estate capital expenditures, operating costs and cash taxes related to the proposed conversion to a REIT was $(20) million, compared with $50 million for the same period in 2013. This change was primarily due to higher cash interest expense and the timing of payables. Capital expenditures in the first quarter (excluding $15 million of real estate and $2 million of REIT-related capital expenditures), totaled $47 million, or 6.1% of revenues. The company’s liquidity position remains strong with availability of $556 million and a net total lease adjusted leverage ratio of 5.1x at quarter end, as compared to a maximum allowable ratio of 6.5x. The calculation for this ratio is net debt including the capitalized value of lease obligations divided by EBITDAR as defined in the company’s credit agreement.

Dividends

On March 14, 2014, Iron Mountain’s board of directors declared a quarterly cash dividend of $0.27 per share for stockholders of record as of March 25, 2014, which was paid on April 15, 2014.

Iron Mountain’s conference call to discuss its first quarter 2014 financial results will be held today at 8:30 a.m. Eastern Time. The company will simulcast the conference call on its Web site at www.ironmountain.com, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the Web site and available for real-time viewing. The slide presentation, replays of the conference call and related transcript will be available on the Web site for future reference.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is a leading provider of storage and information management services. The company’s real estate network of more than 67 million square feet across more than 1,000 facilities in 36 countries allows it to serve customers around the world. And its solutions for records management, data management, document management, and secure shredding help organizations to lower storage costs, comply with regulations, recover from disaster, and better use their information. Founded in 1951, Iron Mountain stores and protects billions of information assets, including business documents, backup tapes, electronic files and medical data. Visit www.ironmountain.com for more information.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include our statements regarding our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as projected revenues from our emerging market acquisition pipeline. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from our other expectations include, among others: (i) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (ii) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information; (iii) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (iv) changes in customer preferences and demand for our storage and information management services; (v) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (vi) the cost or potential liabilities associated with real estate necessary for our business; (vii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the U.S.; (viii) changes in the political and economic environments in the countries in which our international subsidiaries operate; (ix) claims that our technology violates the intellectual property rights of a third party; (x) changes in the cost of our debt; (xi) the impact of alternative, more attractive investments on dividends; (xii) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (xiii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xiv) other risks described more fully in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2014 under “Item 1A. Risk Factors” and other documents that we file with the SEC from time to time. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

APPENDIX A

We have presented in this earnings release financial data (Adjusted OIBDA, Adjusted OIBDA Margin %, Adjusted EPS and FCF that exclude certain costs associated with the company’s 2011 proxy contest, the previous work of the former Strategic Review Special Committee of the board of directors and the company’s proposed REIT conversion (collectively, REIT Costs). We believe the adjusted data provides meaningful supplemental information regarding the company’s operating results primarily because they exclude amounts we do not consider part of ongoing operating results when planning, forecasting and assessing the performance of the organization or our individual operating segments. We believe that the adjusted data also facilitates the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

Selected Financial Data:
(dollars in millions, except per share data)	Q1/2013	Q1/2014	Inc (Dec)
Revenues	$747	$770	3.1%

Gross Profit (excluding D&A)	$426	$435	2.1%
Gross Margin %	57.0%	56.5%

Adjusted OIBDA	$227	$229	0.5%
Adjusted OIBDA Margin %	30.5%	29.7%

Operating Income	$123	$142	15.7%
Interest Expense, net	$63	$62	(1.4)%

Income from Continuing Operations	$18	$43	132.8%
Adj. EPS from Continuing Operations – FD	$0.27	$0.26	(3.7)%

Non-GAAP Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations of each supplemental non-GAAP measure to its most comparable GAAP measure is presented below and available at the Investor Relations page at www.ironmountain.com under “Supplemental Data.” This presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s operating results primarily because they exclude amounts we do not consider part of ongoing operating results when planning and forecasting and assessing the performance of the organization or our individual operating segments. We believe that our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, (Gain) Loss on Disposal/Write-down of Property, Plant and Equipment, Net and REIT Costs, or Adjusted OIBDA

Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, (gain) loss on disposal/write-down of property, plant and equipment, net, and REIT Costs. Adjusted OIBDA Margin is calculated by dividing Adjusted OIBDA by total revenues. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. We use multiples of current or projected Adjusted OIBDA in conjunction with our discounted cash flow models to determine our overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted OIBDA and Adjusted OIBDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment.

Adjusted Earnings Per Share from Continuing Operations, or Adjusted EPS

Adjusted EPS is defined as reported earnings per share from continuing operations excluding: (1) (gain) loss on the disposal/write-down of property, plant and equipment, net; (2) intangible impairments; (3) other (income) expense, net; (4) REIT Costs; and (5) the tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Free Cash Flows before Acquisitions and Discretionary Investments, or FCF

FCF is defined as Cash Flows from Operating Activities from continuing operations less capital expenditures (excluding real estate and capital expenditures associated with the REIT conversion), net of proceeds from the sales of property and equipment and other, net, and additions to customer relationship and acquisition costs. REIT Costs are also excluded from FCF. Our management uses this measure when evaluating the operating performance of our consolidated business. We believe this measure provides relevant and useful information to our current and potential investors. FCF is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning of capital to our stockholders and voluntary prepayments of indebtedness.

Following are reconciliations of the above-described measures to the most directly comparable GAAP measures. Columns may not foot due to rounding.

Operating Income reconciled to Adjusted OIBDA (in millions):

	Three Months Ended March 31,
	2013	2014
Operating Income	$123	$142
Add: Depreciation & Amortization	80	86
Gain on disposal/write-down of PP&E, net	(1)	(8)
REIT Costs	25	8
Adjusted OIBDA	$227	$229

Reported EPS from Continuing Operations – Fully Diluted reconciled to Adjusted EPS from Continuing Operations – Fully Diluted:

	Three Months Ended March 31,
	2013	2014
Reported EPS from Continuing Operations – FD	$0.10	$0.22
Add: Loss (gain) on disposal/write-down of PP&E, net	--	(0.04)
Other Expense, net	0.01	0.03
REIT Costs	0.13	0.05
Tax impact of reconciling items and discrete tax items	0.03	--
Adjusted EPS from Continuing Operations – FD	$0.27	$0.26

Weighted average common shares outstanding – FD (000s)	192,110	193,069

FCF reconciled to Cash Flows from Operating Activities from Continuing Operations (in millions):

	Three Months Ended March 31,
	2013	2014
Cash Flows from Operating Activities from Continuing Operations	$106	$56
Less: Capital Expenditures (excluding real estate), net	75	75
Additions to Customer Acquisition Costs	5	8
Add: REIT Conversion Costs, net of tax	18	5
REIT Conversion Capital Expenditures	6	2
FCF Before Acquisitions and Discretionary Items	$50	$(20)

IRON MOUNTAIN INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Amounts in Thousands except Per Share Data) (Unaudited)
	Three Months Ended March 31,
	2013	2014
REVENUES:
Storage Rental	$442,469	$458,889
Service	304,562	311,237

Total Revenues	747,031	770,126

OPERATING EXPENSES:
Cost of Sales (Excluding Depreciation and Amortization)	321,076	335,145
Selling, General and Administrative	223,451	214,780
Depreciation and Amortization	80,201	86,433
Gain on Disposal/Write-down of Property, Plant and Equipment, Net	(539)	(8,307)

Total Operating Expenses	624,189	628,051

OPERATING INCOME	122,842	142,075

INTEREST EXPENSE, NET	63,182	62,312
OTHER EXPENSE, NET	2,739	5,317

Income from Continuing Operations before Provision
for Income Taxes	56,921	74,446

PROVISION FOR INCOME TAXES	38,571	31,725
INCOME FROM CONTINUING OPERATIONS	18,350	42,721
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	2,184	(612)
NET INCOME	20,534	42,109

Less: Net Income Attributable to Noncontrolling Interests	1,148	442

Net Income Attributable to Iron Mountain Incorporated	$19,386	$41,667

EARNINGS (LOSSES) PER SHARE – BASIC:
INCOME FROM CONTINUING OPERATIONS	$0.10	$0.22
TOTAL INCOME (LOSS) FROM DISCONTINUED OPERATIONS	$0.01	$-
Net Income Attributable to Iron Mountain Incorporated	$0.10	$0.22
EARNINGS (LOSSES) PER SHARE – DILUTED:
INCOME FROM CONTINUING OPERATIONS	$0.10	$0.22
TOTAL INCOME (LOSS) FROM DISCONTINUED OPERATIONS	$0.01	$-
Net Income Attributable to Iron Mountain Incorporated	$0.10	$0.22

DIVIDENDS DECLARED PER COMMON SHARE	$0.2700	$0.2700
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – BASIC	190,213	191,879
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – DILUTED	192,110	193,069

Adjusted Operating Income before Depreciation and Amortization	$227,476	$228,524

IRON MOUNTAIN INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in Thousands) (Unaudited)

	December 31, 2013	March 31, 2014
ASSETS

CURRENT ASSETS:
Cash and Cash Equivalents	$120,526	$169,906
Restricted Cash	33,860	33,860
Accounts Receivable (less allowances of $34,645 and $35,544, respectively)	616,797	626,116
Other Current Assets	162,424	157,747
Total Current Assets	933,607	987,629

PROPERTY, PLANT AND EQUIPMENT:
Property, Plant and Equipment at Cost	4,631,067	4,642,183
Less: Accumulated Depreciation	(2,052,807)	(2,080,397)
Property, Plant and Equipment, net	2,578,260	2,561,786

OTHER ASSETS:
Goodwill, net	2,463,352	2,466,001
Other Non-current Assets, net	_ _ 677,786	_ _ 691,201
Total Other Assets	3,141,138	3,157,202

Total Assets	$6,653,005	$6,706,617

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current Portion of Long-term Debt	$52,583	$55,084
Other Current Liabilities	906,518	812,766
Total Current Liabilities	959,101	867,850

LONG-TERM DEBT, NET OF CURRENT PORTION	4,119,139	4,288,605
OTHER LONG-TERM LIABILITIES	516,931	498,991
COMMITMENTS AND CONTINGENCIES
TOTAL IRON MOUNTAIN INCORPORATED STOCKHOLDERS’ EQUITY	1,047,338	1,042,818
NONCONTROLLING INTERESTS	10,496	8,353

TOTAL EQUITY	1,057,834	1,051,171

Total Liabilities and Equity	$6,653,005	$6,706,617

CONTACT:
Iron Mountain Incorporated
Investor Relations Contacts:
Melissa Marsden, 617-535-8595
Senior Vice President, Investor Relations
melissa.marsden@ironmountain.com
or
Faten Freiha, 617-535-8404
Director, Investor Relations
faten.freiha@ironmountain.com